TANDYCRAFTS REPORTS E.P.S.OF $0.37 FOR FISCAL YEAR 1998,
                       COMPARED WITH PRIOR-YEAR LOSS

Fort Worth, Texas (August 12, 1998) -- TANDYCRAFTS, INC. (NYSE: "TAC") today announced significantly improved operating results for its 1998 fiscal year.
For the fiscal year ended June 30, 1998, net income improve to $4,617,000 ($0.37 per share), compared with a net loss of $1,918,000, ($0.15 per share) for the fiscal year ended June 30, 1997. Results during FY1997 included a repositioning charge equivalent to $0.28 per share. Net sales approximated $232.5 million in FY1998, versus approximately $244.9 million in the previous year.

The Company reported a net profit of $414,000 ($0.03 per share) for the fourth quarter of FY1998, compared with net income of $701,000 ($0.06 per share) in the year-earlier quarter. However, results during the most recent quarter included the recognition of a pretax loss on the sale of the Joshua's Christian Stores division totaling approximately $623,000 Excluding this non-recurring loss, net income during the fourth quarter of FY1998 would have approximated $819,000.
Net sales of $50.8 million during the quarter ended June 30, 1998 compared with $59.5 million in the prior-year quarter. The declines in net sales during the fourth quarter and fiscal year ended June 30, 1998 primarily reflect the closure of unprofitable retail stores and the absence of sales from divested units, including the Company's Joshua's Christian Stores division (which was sold in May 1998).

"We were very pleased with the earnings turnaround which was accomplished during Fiscal 1998, following two years of restructuring efforts and net losses," stated Michael J. Walsh, Chief Executive Officer of Tandycrafts, Inc. "However, our progress in positioning Tandycrafts for long-term growth and prosperity was even more important than the improvement in financial results. We sold our Joshua's Christian Stores division and continued to take the actions necessary to reposition and strengthen the Tandy Leather division. Such actions included closing 40 unprofitable stores, strengthening divisional management, improving store operations, and updating and introducing new products in order to appeal to a broader customer base. We believe that these and other efforts, including the development of strong wholesale and mail order distribution channels, will be instrumental in transforming Tandy Leather into a more profitable division with significant growth potential."

"Our balance sheet was strengthened through a further reduction in long-term debt outstanding, which totaled $34.2 million on June 30, 1998, compared with $53.3 million two years earlier. We expect to make additional reductions in long-term debt balances during Fiscal 1999. As of June 30, 1998, our shareholders' equity totaled $89 million, which is equivalent to $7.05 per common share outstanding."

"We have recently realigned the Company's divisional operations along product lines. Our four new divisions are LEATHER AND CRAFTS (Tandy Leather), FRAMES AND WALL DECOR (Pinnacle and J-Mar), OFFICE SUPPLIES (Sav-On), and NOVELTIES AND PROMOTIONAL (Licensed Lifestyles and Rivertown Button). This realignment supports a more efficient management structure and allows our operating divisions to more effectively focus upon their core, product-related business processes and capabilities."

"Looking ahead, we have scheduled a number of projects which should strengthen our corporate infrastructure, expand divisional capabilities, and support management's goal of consistent financial performance in the future. The current fiscal year will see a strategic investment in additional manufacturing capacity for the Frames and Wall Decor division, along with the unveiling of a new retail concept developed by the Leather and Crafts Division. More information on these projects will become available in coming months. Fiscal 1999 will be another important year for our Company, as we continue to execute our strategy to position each of our divisions for long-term growth and profitability," concluded Walsh.

Tandycrafts, Inc. manufactures, distributes and/or retails products through four distinct project-related divisions: Frames and Wall Decor, Leather and Crafts, Office Supplies, and Novelties and Promotional. Its products are marketed and sold through various channels, including direct-to-consumer (e.g., retail stores, mail order, the Internet) and wholesale distribution (e.g., direct sales force, telemarketing, outside sales representatives). The Company is headquartered in Fort Worth, Texas and its common stock is listed on the New Stock Exchange under the ticker symbol "TAC".

     This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                    For further information, please contact:
           James Allen, Chief Financial Officer at (817) 551-9600 or
      R. Jerry Falkner, CFA, Investor Relations Counsel at (800) 377-9893




                               TANDYCRAFTS, INC.
                                AND SUBSIDIARIES

                         SELECTED FINANCIAL HIGHLIGHTS
                         -----------------------------


                                            Three Months Ended
                                         -------------------------
                                                  (000)
                                         June 30         June 30
                                           1998            1997
                                         -------------------------

NET SALES                                $  50,799      $   59,452

Operating Costs & Expenses:
   Cost of Goods Sold                       33,182          36,777
   Selling, General & Administrative        14,650          19,686
   Loss on Sale of Business Unit               623               -
   Depreciation and Amortization             1,045           1,296
                                         ---------      ----------
      Total Operating Costs & Expenses      49,500          57,759
                                         ---------      ----------
Operating Income                             1,299           1,693
Interest Expense, net                          645             710
                                         ---------      ----------
Income Before Taxes                            654             983
Provision for Income Taxes                     240             282
                                         ---------      ----------
      Net Income                         $     414      $      701
                                         =========      ==========
Net Income Per Share:
      Basic and Diluted                  $    0.03      $     0.06
                                         =========      ==========
Weighted Average Common Shares:
   Basic                                    12,617          12,585
   Diluted                                  12,663          12,585



                               TANDYCRAFTS, INC.
                                AND SUBSIDIARIES

                         SELECTED FINANCIAL HIGHLIGHTS
                         -----------------------------

                                             Fiscal Years Ended
                                         -------------------------
                                                  (000)
                                         June 30         June 30
                                           1998            1997
                                         -------------------------

NET SALES                                $ 232,495      $  244,924

Operating Costs & Expenses:
   Cost of Goods Sold                      153,484         160,325
   Selling, General & Administrative        63,182          79,185
   Loss on Sale of Business Unit               623               -
   Depreciation and Amortization             4,828           5,374
                                         ---------      ----------
      Total Operating Costs & Expenses     222,117         244,884
                                         ---------      ----------
Operating Income                            10,378              40
Interest Expense, net                        3,259           3,085
                                         ---------      ----------
Income (Loss) Before Taxes                   7,119          (3,045)
Provision (Benefit) for Income Taxes         2,502          (1,127)
                                         ---------      ----------
      Net Income (Loss)                  $   4,617      $   (1,918)
                                         =========      ==========
Net Income Per Share:
      Basic and Diluted                  $    0.37      $    (0.15)
                                         =========      ==========
Weighted Average Common Shares:
   Basic                                    12,645          12,423
   Diluted                                  12,659          12,423


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